UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TAYLOR CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Taylor Capital Group, Inc., a Delaware corporation, to be held at 9:00 a.m., central time, on Thursday, June 7, 2007, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The matters to be considered at the meeting are described in the attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of our Board of Directors, I urge you to please complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote will be counted, if, for any reason, you are unable to attend.

We look forward to seeing you at the 2007 Annual Meeting of Stockholders.

Sincerely,

Bruce W. Taylor Chairman

Rosemont, Illinois

May 3, 2007

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2007 Annual Meeting of Stockholders of Taylor Capital Group, Inc. will be held at the Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 7, 2007, at 9:00 a.m., central time, for the following purposes:

1. To elect ten (10) directors to our Board of Directors to serve for a term of one (1) year and until their respective successors are elected and qualified;

2. To vote on a proposal to approve the Taylor Capital Group, Inc. 2007 Incentive Bonus Plan; and

3. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 19, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Ten days prior to the 2007 Annual Meeting of Stockholders, a list of all stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at our office in Rosemont, Illinois.

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Bruce W. Taylor Chairman

Rosemont, Illinois

May 3, 2007

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished on or about May 3, 2007 to stockholders of Taylor Capital Group, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., central time, on Thursday, June 7, 2007, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The cost of soliciting proxies will be borne by us. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by us by mail or by personal interview, telephone or facsimile by our directors, officers and other employees, who will receive no additional compensation for their services.

Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to Bruce W. Taylor, our Chief Executive Officer, at our executive offices at 9550 West Higgins Road, Rosemont, Illinois 60018, or by attending the meeting and voting in person.

Only stockholders of record on April 19, 2007 (the “record date”) will be entitled to vote at the meeting, and each share will have one vote for any matter that may be presented for consideration and action by stockholders at the meeting. At the close of business on April 19, 2007, there were 11,128,142 shares of our common stock outstanding and entitled to vote at the meeting.

Voting Information

The presence at the Annual Meeting, in person or by proxy, of holders of thirty-five percent (35%) of our issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions and the broker does not have discretionary authority to vote on a particular matter, your shares will constitute broker non-votes for that matter. Abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned or postponed.

The election of our Board of Directors’ nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of such directors. As a result, withholding your authority to vote for any nominee, abstentions and broker non-votes will not affect the outcome of the election. A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) withhold authority to vote with respect to any nominee, by so indicating in the appropriate space on the proxy card. You will not be permitted to cumulate your votes in the election of directors.

Approval of the Taylor Capital Group, Inc. 2007 Incentive Bonus Plan (or, generally speaking, any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof) will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. In the case of this proposal, under Delaware law and our certificate of incorporation and bylaws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote “For,” “Against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of this item, and the total number of votes cast “For” this proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting will have the same legal effect as a vote “Against” the matter. Broker non-votes are counted as present for purposes of determining whether a quorum exists, but will have the effect of reducing the number of shares considered present and entitled to vote on this proposal.

Proxies properly executed and received by us prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the meeting, or any adjournments or postponements thereof. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees and for the approval of the 2007 Incentive Bonus Plan. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum at the meeting, or any adjournments or postponements thereof.

If your shares are held in a stock brokerage account or by a bank or other nominee (sometimes referred to as being held in “street name”), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten persons and will consist of ten persons after the Annual Meeting, assuming the election of all of the nominees to our Board of Directors. Pursuant to Article FIFTH of our Certificate of Incorporation, each of the members of our Board of Directors will serve for a one year term.

Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, each of Bruce W. Taylor, Ronald L. Bliwas, Ronald D. Emanuel, Edward McGowan, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl, Jeffrey W. Taylor, Richard W. Tinberg and Mark L. Yeager has been nominated by our Board of Directors as a director to be elected at the Annual Meeting. Each of the nominees, if elected, will serve for one year until the 2008 Annual Meeting of Stockholders and until a successor has been elected and qualified.

Our Board of Directors has determined, in its business judgment, that each of Ronald L. Bliwas, Ronald D. Emanuel, Edward McGowan, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl and Richard W. Tinberg meet the independence standards set forth in the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Global Select Market.

Section 2.9 of our By-laws provides that so long as the Taylor family (as defined in our By-laws) beneficially owns in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor family will be entitled to nominate up to three (3) candidates for election to the Board of Directors at any annual meeting of our stockholders. The Taylor family did not nominate any candidates for election to the Board of Directors at the Annual Meeting.

Each of the director nominees will be elected by the affirmative vote of a plurality of the shares entitled to vote in the election of directors. As of March 31, 2007, members of the Taylor family and their affiliates, who are all party to a voting trust agreement, owned 43.3% of our outstanding common stock. The members of the Taylor family have advised the Company that they will vote in favor of the election of each of the nominees.

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

Nominees for Election

The names of the persons nominated for election as directors of our company, together with certain information concerning the nominees, are set forth below:

Name	Age	Position With Company
Bruce W. Taylor	51	Chairman, Chief Executive Officer, President and Director
Ronald L. Bliwas	64	Director
Ronald D. Emanuel	60	Director
Edward McGowan	70	Director
Louise O’Sullivan	61	Director
Melvin E. Pearl	71	Director
Shepherd G. Pryor, IV	60	Director
Jeffrey W. Taylor	54	Director, Executive Managing Director, Market Development and New Ventures
Richard W. Tinberg	56	Director
Mark L. Yeager	57	Director

Bruce W. Taylor has served as President and as a director of our company since its inception in 1997, and was appointed as our Chairman and Chief Executive Officer in November 2006. In addition, he has served as the President and Chief Executive Officer of Cole Taylor Bank (the “Bank”), a wholly-owned subsidiary of our company, since 1994. He also served as Chief Financial Officer of our company and the Bank from March 2004 through December 2004. Mr. Taylor served as a director of Cole Taylor Financial Group (“CTFG”) from its inception in 1984 until 1997. From 1994 until 1997, Mr. Taylor served as President of CTFG in addition to President and Chief Executive Officer of the Bank. From 1991 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and President and Chief Operating Officer of the Bank. Mr. Taylor began working for Cole Taylor Bank in 1979 and has held several management positions with the Bank since that time. In 2005, Mr. Taylor was elected as a director of MTL Insurance Company, a life insurance and annuity company located in Oak Brook, Illinois. Mr. Taylor is the brother of Jeffrey W. Taylor.

Ronald L. Bliwas has served as a director of our company since April 2004, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Bliwas is the President and Chief Executive Officer of A. Eicoff & Company, a leading Chicago advertising agency that specializes in broadcast advertising and is a division of Ogilvy & Mather. Mr. Bliwas also serves on the University of Arizona National Board of Advisors, the Illinois Institute of Technology Board of Directors and on the executive committee of the Board of Directors of the Direct Marketing Association, of which Mr. Bliwas served as Chairman in 2004 and 2005.

Ronald D. Emanuel has served as a director of our company since its inception in 1997, as a member of the Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997, and as a member of the Corporate Governance and Nominating Committee since January 2006. Since 1979, Mr. Emanuel has been President of ATI Carriage House, Inc., a retail furniture distributor.

Edward T. McGowan has served as a director of our company since its inception in 1997, and as a director of the Bank since 1984. Since 1963, Mr. McGowan has been President of Edon Construction Co., Inc., a carpentry contractor. He has also served as President of Dremco, Inc., a real estate developer, since 1995, and served as Secretary and Treasurer of Dremco, Inc. from 1975 to 1995.

Louise O’Sullivan has served as a director of our company since December 2004. Ms. O’Sullivan founded Prime Advantage in 1998, following more than 20 years of successful leadership experience in industrial manufacturing. Prime Advantage is a privately-held manufacturers buying consortium that leverages a large, unified network of original equipment manufacturers. Previously, she was President of the Groen Company (a subsidiary of the Dover Corporation), a major manufacturer of commercial food service and industrial processing equipment. Ms. O’Sullivan serves as a Director of the University of Chicago Graduate School of Business Entrepreneurial Advisory Board.

Melvin E. Pearl has served as a director of our company since its inception in 1997, as Chairman of the Compensation Committee since 1997, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Pearl was formerly a director of CTFG from its inception in 1984 until February 1997. Mr. Pearl was a Partner with the law firm of Katten Muchin Rosenman LLP from 1974 until his retirement in 2004, and he is now “of counsel” to that firm.

Shepherd G. Pryor IV has served as a director of our company and a member of the Audit and Examining Committee since September 2003, and as Chairman of the Corporate Governance and Nominating Committee of our Board of Directors since June 2004. Mr. Pryor has also acted as lead director in connection with meetings of the independent directors since September 2004. Mr. Pryor has worked as an independent management consultant with his own firm, Shepherd G. Pryor IV Management Consulting, since 1991, and has provided services to boards of directors through Board Resources, a division of TeamWork Technologies, since 2002. Mr. Pryor serves on the board of directors of HCI Direct, Inc., a manufacturer and direct response marketer. He was previously lead director of the board of Archibald Candy Corporation, a manufacturer and retailer. Mr. Pryor also served on the board of directors of Petrolane, Inc., a propane distributor and retailer, until its sale to Amerigas. Mr. Pryor is a member of the National Association of Corporate Directors and an NASD arbitrator. Mr. Pryor is a founding board member and former president of the Music Arts School in Highland Park and a founding member of Resurrection Home Health Foundation. In addition, Mr. Pryor serves as a faculty member at Keller Graduate School of Management.

Jeffrey W. Taylor has served as a director of our company since its inception in 1997. Mr. Taylor has also served as our Executive Managing Director, Market Development and New Ventures since November 2006. Mr. Taylor served as our Chairman of the Board and Chief Executive Officer from its inception in 1997 to November 2006. Mr. Taylor also has served as Chairman of the Bank since 1994. Mr. Taylor served as a director of CTFG from its inception in 1984 until February 1997. From February 1994 until February 1997, Mr. Taylor served as Chairman and Chief Executive Officer of CTFG. From 1990 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and Chairman and Chief Executive Officer of the Bank. Mr. Taylor served as Vice Chairman of Banking Strategy from April 1990 until the end of 1990. Mr. Taylor began his career with the Bank in 1978 as Associate General Counsel and has held several management positions with the Bank since that time. Mr. Taylor is the brother of Bruce W. Taylor.

Richard W. Tinberg has served as a director of our company since its inception in 1997. He has served as a member of our Compensation Committee since 1997 and as Chairman of our Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997. Mr. Tinberg was formerly a director of CTFG from 1995 until February 1997. Since 1985, Mr. Tinberg has been the President and Chief Executive Officer of the Bradford Group, a group of organizations engaged in the development and marketing of collectibles. Mr. Tinberg has also served as the Chief Executive Officer of Hammacher Schlemmer & Company, which specializes in the marketing of innovative products and gifts, since 1985.

Mark L. Yeager has served as a director of our company since its inception in 1997. Since 1981, Mr. Yeager has been a Partner with the law firm of McDermott, Will & Emery.

The Board of Directors recommends that you vote FOR each of the director nominees.

Board Committees

Our Board of Directors has established three standing committees: an Audit and Examining Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

The Audit and Examining Committee of our Board consists of Mr. Tinberg (Chairman), Mr. Pryor and Mr. Emanuel. The Audit and Examining Committee’s primary duties and responsibilities include the engagement of the independent external auditors as well as to (1) monitor the integrity of our company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) monitor the independence and performance of our company’s independent external auditors and internal audit department, (3) act as an oversight committee on audit and control matters, (4) provide an avenue of communication among the internal audit department, independent external auditors, management and the Board of Directors, (5) encourage management to take an efficient, effective and timely approach toward resolving matters that require attention as defined by the Audit and Examining Committee, and (6) maintain minutes of meetings and report the substance of the meetings and make appropriate recommendations to the Board of Directors as necessary.

Our Board of Directors has determined, in its business judgment, that all of the members of the Audit and Examining Committee meet the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Global Select Market. The Board of Directors has designated each of

Mr. Tinberg and Mr. Pryor as an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Audit and Examining Committee operates pursuant to a written charter, which is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. During 2006, the Audit and Examining Committee met 11 times. Each member of the Audit and Examining Committee attended all meetings during 2006.

The Compensation Committee of our Board consists of Mr. Pearl (Chairman), Mr. Tinberg and Ms. O’Sullivan. The Compensation Committee’s primary responsibilities include (1) reviewing and making recommendations to our Board of Directors regarding the compensation of our directors, executive officers and key employees, and (2) overseeing the administration of our employee benefit plans. The Compensation Committee operates pursuant to a written charter, which is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. The Compensation Committee met five times during 2006. Each member of the Compensation Committee attended all meetings during 2006.

The Corporate Governance and Nominating Committee of our Board consists of Mr. Pryor (Chairman), Mr. Bliwas, Mr. Emanuel and Mr. Pearl. The Corporate Governance and Nominating Committee’s primary responsibilities are to (1) assist the Boards of Directors of the Company and the Bank in identifying persons qualified to become members of the Boards, consistent with the criteria established by the committee and approved by the Boards, (2) assist the Boards in identifying the directors who may serve on each committee of the Boards, (3) coordinate the Board’s evaluation of itself and management, and (4) develop and recommend to the Board corporate governance guidelines. The Corporate Governance and Nominating Committee operates pursuant to a written charter, which is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. The Corporate Governance and Nominating Committee met three times during 2006. Each member of the Corporate Governance and Nominating Committee attended all meetings during 2006, with the exception of Mr. Pearl, who was unable to attend one meeting.

In nominating directors, our Corporate Governance and Nominating Committee and our Board consider a variety of factors, including certain minimum qualifications for first time nominees for membership on our Board of Directors. The qualifications include: (1) demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership or executive role (e.g., executive officer, managing partner, managing director, etc.) in a recognized business organization; (2) financial literacy or other professional or business experience relevant to an understanding of the Company, the Bank, and our business; and (3) demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. In addition, the Committee will consider the current composition of our Board of Directors in light of the communities and businesses served by us and the interplay of the candidate’s areas of experience with the experience of the other Board members, as well as such other factors as the Committee deems appropriate. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of our stockholders.

Our Corporate Governance and Nominating Committee will consider director nominees from any reasonable source, including stockholder recommendations tendered in accordance with our By-laws. The Corporate Governance and Nominating Committee also has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms. Stockholders who wish to nominate an individual for election as a director at an annual meeting of the stockholders must comply with Article 2, Section 2.9 of our By-laws regarding stockholder nominations.

Attendance at Meetings

During 2006, our Board of Directors held four regular meetings and three special meetings. Each member attended all meetings during his or her term of office, with the exception of Mr. Jeffrey Taylor, who was unable to attend two meetings, and Ms. O’Sullivan, Mr. Tinberg and Mr. Yeager, each of whom was unable to attend one meeting. Directors are expected to attend the Annual Meeting, absent unusual circumstances.

Meetings of Independent Directors

The Board’s “independent directors” (as that term is defined under the standards of the Securities and Exchange Commission and the NASDAQ Global Select Market) meet in executive session, without management present, at least twice a year. The chairman at these executive sessions is the Chairman of the Corporate Governance and Nominating Committee.

EXECUTIVE OFFICERS

Set forth below is a table identifying our executive officers who are not identified in the table entitled “Election of Directors – Nominees for Election”.

Name	Age	Position with Company
Robin VanCastle	53	Chief Financial Officer
John F. Timmer	60	Executive Vice President of Relationship Banking
Mark T. Garrigus	56	Executive Vice President of Credit Policy and Chief Credit Officer

Robin VanCastle was appointed as our Chief Financial Officer, effective May 1, 2007, at a meeting of our Board of Directors on April 26, 2007. Ms. VanCastle previously served as our Chief Accounting Officer from October 2006 through her appointment as Chief Financial Officer, and has served as a Vice President of the Company since June 2004. Ms. VanCastle has also served as the Bank’s Group Senior Vice President Financial Management since August 1993. From August 1990 until August 1993, Ms. VanCastle was the Director of Internal Audit at the Bank. Prior to joining the Bank, Ms. VanCastle was a CPA in public accounting for 11 years.

John F. Timmer has served as our Executive Vice President of Relationship Banking and as a member of the Bank’s Executive Management Committee since August 2002. Mr. Timmer is responsible for expanding Cole Taylor Bank’s share of mid-size business customers with $5-50 million in annual sales. Mr. Timmer is also responsible for our Wealth Management and Commercial Real Estate groups. Mr. Timmer began his career with LaSalle National Bank in assetbased and commercial lending. From 1975 to 1982, he held various positions at First National Bank of Highland Park and was appointed President of Marina Bank in 1982. Following the purchase of USAmeribancs (holding company for Marina Bank) by NBD Bancorp in 1987, Mr. Timmer was appointed Executive Vice President for NBD Illinois. He has also served as NBD Illinois’ Chief Credit Officer and was responsible for their commercial and retail banking operations in the southern Chicago market. Upon the merger of First Chicago and NBD Bancorp, Mr. Timmer was responsible for the support functions at American National Bank as well as the small business group at First Chicago from 1996 to 1998. Following the merger with Bank One, Mr. Timmer was the National Sales Manager for Business Banking responsible for 750 sales and support people in 12 states from 1998 to 2001.

Mark T. Garrigus has served as our Executive Vice President of Credit Policy and Chief Credit Officer and as a member of the Bank’s Executive Management Committee since October 2000. Mr. Garrigus oversees the credit process of Cole Taylor Bank and the overall credit quality of the loan portfolio. In this role, he supervises the establishment and implementation of the Bank’s loan policy, adequacy of the loan loss reserve (and the loan loss provision). Before joining Cole Taylor, Mr. Garrigus spent 24 years in various positions of increasing responsibility with the First National Bank of Chicago, First Chicago Corporation, and First Card (all now part of JP Morgan Chase). In addition, he has served as Executive Vice President and Chief Credit Officer of Sanwa Business Credit Corporation (since acquired by Fleet Business Credit, subsequently acquired by Bank of America) from 1997 to 1999 and Senior Vice PresidentChief Credit Officer of ORIX, USA in 2000 prior to joining Cole Taylor. Mr. Garrigus earned a B.A. in Economics and an MBA in Finance and Accounting from the University of Illinois and is a CPA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2007 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our directors, (3) each of our Named Officers (as defined below), and (4) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission (referred to in this proxy statement as the SEC) by such persons or upon information otherwise provided by such persons to us.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before May 30, 2007 (60 days after March 31, 2007), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 11,126,642 shares of common stock outstanding as of March 31, 2007. Shares of common stock subject to options currently exercisable or exercisable on or before May 30, 2007 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each holder of five percent or more of our common stock listed below is: c/o Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018.

Names of Beneficial Owners	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned (%)	Number of Options Included in Number of Shares Beneficially Owned
Jeffrey W. Taylor	4,758,430	(1)	42.7%	28,000
Bruce W. Taylor	4,754,320	(2)	42.6%	28,000
Ronald D. Emanuel	189,880	(3)	1.7%	14,189
Edward T. McGowan	95,743	(4)	*	14,189
Mark T. Garrigus	72,105		*	44,817
John F. Timmer	62,741	(5)	*	38,540
Richard W. Tinberg	31,959		*	8,959
Robin VanCastle	26,992		*	22,600
Melvin E. Pearl	16,959		*	8,959
Mark L. Yeager	11,959		*	8,959
Ronald L. Bliwas	4,645		*	1,460
Shepherd G. Pryor, IV	3,586		*	1,759
Louise O’Sullivan	2,316		*	859
Daniel C. Stevens	275	(6)	*	—
All directors and executive officers as a group (14 persons)	5,345,310		47.1%	221,290

Five percent stockholders:
Taylor Voting Trust U/A/D 11/30/98	4,686,600	(7)	42.1%	—
Bank of America Corporation	653,603	(8)	5.9%	—

*	Denotes beneficial ownership less than one percent.
(1)	Includes (i) 4,686,600 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor,

Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees, (ii) 39,780 shares of Common Stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as trustees, (iii) 375 shares held by Susan Taylor as custodian for Adam Taylor UTMA, (iv) 375 shares held by Susan Taylor as custodian for Brian Taylor UTMA, (v) 300 shares held by Susan Taylor as custodian for Lisa Taylor UTMA, and (vi) 3,000 shares owned by Susan Taylor.

(2)	Includes (i) 4,686,600 shares of Common Stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees, and (ii) 39,720 shares of Common Stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy L. Taylor Robinson serve as trustees.
(3)	Includes 172,691 shares of Common Stock owned by the Emanuel Family Partnership.
(4)	Includes 15,000 shares of Common Stock owned by the Edward T. McGowan Trust.
(5)	Includes 5,000 shares of Common Stock owned by the John F. Timmer Trust.
(6)	Reflects shares of Common Stock owned by Mr. Stevens as of October 5, 2006, the date he resigned as our Chief Financial Officer.
(7)	Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees of Taylor Voting Trust U/A/D 11/30/98.
(8)	As reported on a Schedule 13G filed with the SEC on February 9, 2007 jointly by Bank of America Corporation, NB Holdings Corporation, Bank of America National Association, Bank of America Securities Holdings Corporation, Bank of America Securities LLC, Columbia Management Group, LLC and Columbia Management Advisors LLC. According to the Schedule 13G: (a) Bank of America Corporation and NB Holdings Corporation each has shared voting power with respect to 550,475 shares of Common Stock and shared dispositive power with respect to 653,603 shares of Common Stock, (b) Bank of America, National Association has sole voting power with respect to 80,532 shares of Common Stock, sole dispositive power with respect to 86,079 shares of Common Stock, shared voting power with respect to 469,391 shares of Common Stock and shared dispositive power with respect to 566,972 shares of Common Stock, (c) Banc of America Securities Holdings Corporation has shared voting and dispositive power with respect to 552 shares of Common Stock, (d) Banc of America Securities LLC has sole voting and dispositive power with respect to 552 shares of Common Stock, (e) Columbia Management Group, LLC has shared voting power with respect to 469,391 shares of Common Stock and shared dispositive power with respect to 564,672 shares of Common Stock, and (f) Columbia Management Advisors, LLC has sole voting power with respect to 469,391 shares of Common Stock and sole dispositive power with respect to 564,672 shares of Common Stock. The address for each of the reporting persons is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

Compensation Discussion and Analysis

Overview

The primary objectives of the Compensation Committee (the “Committee”) with respect to the Company’s executive compensation program are to (1) attract, motivate and retain individuals who will contribute to the Company’s success, (2) align the interests of the Company’s executives with the long-term interests of our stockholders through award opportunities that can result in the ownership of our common stock, and (3) motivate behavior to attain the Company’s vision. To achieve these objectives, the Committee has designed and implemented an executive compensation program using the following criteria:

•

Compensation should be performance-based. The Committee believes that a portion of the short-term and long-term financial rewards to the Company’s executives should be tied to the Company and individual performance goals. The Committee believes that this element of the executive compensation program should increase if performance goals are achieved or exceeded and, correspondingly, should decrease if performance goals are not achieved.

•

Compensation should align the interests of the Company’s executives with the interests of the Company’s stockholders. The executive compensation program emphasizes equity incentives in order to more sharply align executive officers’ interests with those of the Company’s stockholders. Awards of restricted stock and stock options are designed to encourage and motivate executive officers to act as owners of the Company, and the Committee believes that such awards encourage executive officer and employee actions focused on the Company’s long-term success.

•

Compensation should be competitive. The Company’s executive compensation program is designed to compensate the Company’s executives at levels comparable to executives at similar companies. The Committee annually reviews our executive compensation program to ensure that remuneration levels and benefits are competitive, and utilizes publicly available information and compensation surveys to make informed decisions regarding pay and benefit practices. The Committee engages a compensation consultant who provides the requisite data and analysis, and serves as an advisor on compensation-related issues.

History

The Company’s compensation programs for executive officers and key employees are administered under the direction of the Committee. The Committee is comprised entirely of independent directors and consists of Melvin E. Pearl (Chairperson), Louise O’Sullivan and Richard W. Tinberg. The Committee’s primary responsibilities include reviewing and making recommendations to our Board of Directors with respect to the Company’s compensation programs and overseeing the administration of the Company’s employee benefit plans. The Committee reviews and approves the compensation of Bruce W. Taylor, the Company’s Chairman, President and Chief Executive Officer, and Jeffrey W. Taylor, the Company’s Executive Managing Director, Market Development and New Ventures, and the Committee acts upon the recommendation of the President and Chief Executive Officer with respect to all other executive officers’ compensation while taking into account employment agreements, if any.

The Compensation Committee retained Compensia, a compensation consulting firm, to review our executive compensation program in late 2005. Compensia met with members of the Committee and the Company’s management to learn about the Company’s business and strategy, key performance metrics and goals, and the labor and capital markets in which we compete. Compensia developed two peer groups for performance and benchmarking purposes. One of the two peer groups that were developed consisted of bank holding companies and financial services companies similar to the Company in terms of total assets, including the following: 1st Source Corporation, Capitol Bancorp, CoBiz, First Community Bancorp, First Midwest Bancorp, First Oak Brook Bancshares, MB Financial, PrivateBancorp, S.Y. Bancorp, Southwest Bancorp, Sterling Bancorp, Sterling Bancshares, Valley National Bancorp and Wintrust Financial Corp. The other of the two peer groups that were developed consisted of bank holding companies and financial services companies employing a business strategy similar to that of the Company, including the following: 1st Source Corporation, AMCORE Financial, Anchor BanCorp Wisconsin, BancFirst Corporation, BankAtlantic Bancorp, Community Trust Bancorp, Corus Bankshares, First Financial Corp., First Midwest Bancorp, Flagstar Bancorp, Integra Bank Corporation, MAF Bancorp, Midwest Banc Holdings, Trustmark Corporation and Wintrust Financial Corp. Compensia also supplemented the peer group data with several published surveys with a focus on banking and financial services organizations. An analysis was then performed of the Company’s relative compensation levels.

Compensia concluded that, on average, the Company’s total cash compensation, long-term incentive values and total direct compensation under our executive compensation program were aligned at or near the median percentile level relative to the Company’s peer groups. The Committee carefully considered these analyses as it determined the cash and incentive compensation elements of executive compensation packages for 2006 with the intention of paying the Company’s executives between the median and 75th percentile of base salary and total cash compensation and at or near the median percentile of equity incentive compensation (within dilution constraints) relative to the Company’s peer groups.

In July 2006, the Committee retained Towers Perrin, a compensation consulting firm, to evaluate the future direction of the Company’s compensation practices. The Committee engaged Towers Perrin primarily due to their compensation expertise, Chicago-based consultants and improved accessibility. Towers Perrin developed a new competitive peer group consisting of bank holding companies and financial services companies with revenues similar to the Company’s. The peer group selected included the following companies: 1st Source Corp., Capitol Bancorp Ltd., CoBiz Inc., First Community Bancorp, First Midwest Bancorp, MB Financial, PrivateBancorp, S.Y. Bancorp, Southwest Bancorp, Sterling Bancorp, Sterling Bancshares, Valley National Bancorp and Wintrust Financial Corp. Towers Perrin performed analyses of compensation levels taking into account the peer group as well as compensation survey data. The Committee carefully considered these analyses as it determined the cash and incentive compensation elements of executive compensation packages for 2007 with the intention of paying the Company’s executives between the median and 75th percentile of base salary and total cash compensation, and at or near the median percentile of equity incentive compensation (within dilution constraints) relative to the Company’s peer groups.

Looking ahead, the Committee expects that Towers Perrin will periodically provide the Committee with information regarding competitive market data, guidance with respect to certain legal and regulatory requirements and corporate best practices. The Committee believes that Towers Perrin’s input and guidance provides an appropriate framework for the Committee to make informed decisions with respect to our executive compensation program.

The Committee also considers the compensation recommendations put forth by the Company’s President and Chief Executive Officer in making its compensation decisions relative to other executive officers. The Human Resources Department collects all relevant and historical compensation information, and works at the behest of the Committee in putting forth preliminary recommendations regarding compensation levels for the Company’s executive officers.

Executive Compensation Policies and Practices

The Committee makes its executive compensation decisions after careful review and analysis of all information it deems relevant. The executive compensation program’s objectives are achieved through a pay-for-performance, total compensation approach, inclusive of base salary, annual incentives, long-term incentives, and equity compensation. Pay-for-performance is addressed through the design of each element of the overall executive compensation program, which generally includes cash and non-cash compensation tied to financial-based performance metrics and competitive pay practices. Consistent with the pay-for-performance approach, target compensation levels are established through an annual review of the analyses prepared by the

Company’s compensation consulting firms. The Committee carefully considers these analyses as it determines the cash and incentive compensation elements of executive compensation packages with the intention of paying the Company’s executives between the median and 75th percentile of base salary and total cash compensation and at or near the median percentile of equity incentive compensation (within dilution constraints) relative to the Company’s peer groups.

Elements of the Compensation Program

Total Compensation

The Committee considers all components of the Company’s compensation program in the aggregate rather than focusing on any one component in isolation. The Committee reviews the dollar value of each of the following compensation components for each Named Officer:

•	Base salary;

•	Cash incentive bonuses;

•	Equity compensation, including stock options and restricted stock;

•	Retirement (including Supplemental Retirement Plan (SERP)), health and welfare benefits; and

•	Perquisites

At a Committee meeting held during the first quarter of each year, the Committee reviews the compensation of each Named Officer and sets base salaries (effective in late March), approves equity incentive awards for the current year and determines annual cash incentives for the year just concluded. Total compensation is determined within the context of providing an appropriate mix of cash and equity incentives.

The following describes in more specific terms the elements of Named Officer compensation in 2006:

Base Salary

Base salary is established for each Named Officer based on his or her unique value and historical contributions to the Company’s success. The Committee, among other things, takes into account competitive market compensation paid by companies in the Company’s competitive peer group for similar positions. The information used by the Committee in setting base salary levels includes data available from objective, professionally conducted market studies, such as the Compensia and Towers Perrin reports discussed above, which is then integrated with Company and individual performance considerations. The Committee annually reviews the base compensation of our Named Officers to assure that a competitive position is maintained.

As discussed above, executive officer base salaries are targeted between the median and 75th percentile levels of the market survey data. Base salaries are determined by evaluating each executive officer’s level of responsibility and experience and the Company’s performance. Increases to base salaries, if granted, are driven primarily by individual performance and comparative data from the survey data. Individual performance is evaluated by reviewing the Named Officer’s success in achieving business results, promoting our core values and demonstrating leadership abilities. In setting the base salaries of the executive officers for 2006, the Committee reviewed the compensation of comparable senior executives from market survey data. In 2006, the Committee did not increase the base salaries of any of our Named Officers, with the exception of Bruce W. Taylor, whose salary rose less than 1%, and Robin VanCastle, whose base salary was increased by 8.8% in connection with her appointment to the position of Chief Accounting Officer in October 2006.

Cash Incentive Bonuses

Cash incentive bonuses are used to focus our management group on achieving key corporate financial objectives, to motivate certain desired individual behaviors and to reward substantial achievement of Company financial objectives and individual goals. The Committee uses cash bonuses to reward performance achievements generally only as to years in which the Company is profitable, and the Committee uses salary as the base amount necessary to match our competitors for executive talent. Bonuses, if any, are determined and paid on an annual basis after completion of the bonus year. The exception to this practice is our Long Term Incentive Plan (“LTIP”), which is discussed below.

The Committee administers our 2002 Incentive Bonus Plan, which was approved by our Board of Directors on June 20, 2002, and by our stockholders on June 27, 2002. Under this plan, designated officers are eligible to receive cash bonuses based on the attainment of certain financial objectives. The bonus plan is comprised of two components:

Annual Incentive Bonus. Annual incentive bonuses are primarily based upon the achievement of measurable performance goals established at the beginning of each fiscal year. In the past, the Committee has based bonuses for the Named Officers on achievement of pre-established net income targets because it believes that the Company should reward profitability. Individual performance objectives are determined by the executive officer to whom the potential bonus recipient reports or, in the case of our Named Officers, by the Committee. For 2006, the incentive bonus targets (as a percentage of base salary) ranged from 25% to 50% of base salary.

Long Term Incentive Plan. The Committee terminated the Company’s previous LTIP at the end of 2004. Under a revised 2005 LTIP, only Jeffrey W. Taylor and Bruce W. Taylor, in their capacities as Chief Executive Officer of the Company during different periods in 2006, were eligible to participate in the plan. Further, on March 7, 2005, the Committee eliminated the equity compensation component from Jeffrey W. Taylor’s and Bruce W. Taylor’s overall long-term compensation packages due to consideration related to the aggregate overhang of the Company’s outstanding equity awards.

The LTIP consists of a series of independent three-year performance-based plans. The performance-based plans are intended to further the growth and improve the profitability of the Company. The LTIP provides long-term opportunities for participants to share in the value they help create as the Company achieves and exceeds targeted performance goals.

Jeffrey W. Taylor and Bruce W. Taylor are each eligible to receive a targeted award amount of $400,000 in LTIP cash compensation with a minimum of $0 and a maximum of $1,000,000 with respect to the 2005 plan year, payable in 2008. The Committee approved another three-year performance-based plan in April 2006, which has a target award amount of $400,000, with a minimum of $0 and a maximum of $1,000,000, payable in 2009.

The actual award amounts will be determined based on attainment of diluted earnings per share (“EPS”) and return on average equity (“ROAE”) targets as of the last day of each three-year performance cycle. The payments will be made in cash to mitigate the dilution to stockholders. No payments were made from the LTIP during 2006.

The Committee believes that including an annual incentive bonus program as a part of the executive compensation program improves the Company’s ability to attract and retain talented individuals by using variable, performance-based pay. The intent of the program is to reward short-term performance that increases stockholder value. The Committee believes that this component of executive compensation should increase if performance goals are achieved or exceeded and, correspondingly, should decrease if performance goals are not achieved.

The Committee believes that the LTIP component for Jeffrey W. Taylor and Bruce W. Taylor rewards and encourages long term growth of EPS and ROAE. Messrs. Taylor and Taylor own a significant amount of our common stock, and LTIP awards paid in cash reduce the dilution to stockholders that otherwise would result from equity awards.

Pursuant to its terms, the 2002 Incentive Bonus Plan expired on December 31, 2006. On April 26, 2007, the Board of Directors approved the Taylor Capital Group, Inc. 2007 Incentive Bonus Plan, subject to stockholder approval of such plan at the Annual Meeting. The 2007 Incentive Bonus Plan, a copy of which is attached to this Proxy Statement as Appendix A, contains generally the same features as the 2002 plan discussed above. For further information concerning the material features of the 2007 Incentive Bonus Plan, please see Proposal 2: Approval of the Taylor Capital Group, Inc. 2007 Incentive Bonus Plan in this Proxy Statement.

Equity Compensation

The Company’s Board of Directors and the Committee believe that long-term equity compensation incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests to increase stockholder value. The Committee administers the Company’s 2002 Incentive Compensation Plan, which was approved by our Board of Directors on June 20, 2002, and by our stockholders on June 27, 2002. Under this plan, directors, officers and employees selected by the Committee are eligible to receive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, stock awards and performance awards. Options granted under the plan may be incentive stock options or nonqualified stock options. Stock appreciation rights may be granted at any time either in tandem with an option or on a freestanding basis. Subject to the provisions of the plan, the Committee will determine the type of award, when and to whom awards will be granted, the number of shares or amount of cash covered by each award and the terms and kinds of consideration payable with respect to awards. To date, the Committee has only authorized stock option and restricted stock awards under the plan.

Stock options provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of our common stock. Stock options are granted with an exercise price equal to the closing sale price of the Company’s common stock on the date of grant, and are subject to vesting over time (generally over four years). All stock options granted in 2006 are exercisable, subject to vesting, at any time during a term of eight years from the date of grant. However, the term of an option will be shortened following a termination of employment.

Restricted stock also provides executives with the opportunity to accumulate an equity interest in our company. The value of restricted stock shares granted under the plan is determined based upon the last closing sale price of our common stock on the date of grant, and such shares are subject to vesting over time. Specifically, half of the underlying shares vest on the third anniversary of the grant date, and an additional 25% of these underlying shares vest on each of the fourth and fifth anniversaries of the grant date.

Factors influencing stock option and restricted stock grants to our Named Officers include Company performance, particularly net income, relative levels of responsibility and contributions to the businesses of our company and pay competitiveness with comparable companies. The Committee has the authority to grant stock options and restricted stock to our Named Officers and other management employees.

The Company has a share retention policy that supports the Committee’s belief that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests to increase stockholder value. The Company and the Bank require that Bank officers, including the Named Officers, at or above the level of executive vice president own at least the lower of 35,000 shares of our common stock or a number of shares of our common stock having a value of 2.5 times their base salary. The Committee intends to continue to count toward the fulfillment of this requirement any stock options and restricted stock held by the Bank officers subject to this requirement.

Consistent with the Committee’s determination to eliminate the equity compensation component from Jeffrey W. Taylor’s and Bruce W. Taylor’s overall long-term compensation, neither of them was granted stock options or restricted stock in 2006.

Historically, options granted to the Company’s directors and executive officers have had exercise prices equal to the last closing sale price of our common stock on the date of grant. All equity awards made to our employees in 2006, including the Named Officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R).

Retirement, Health and Welfare Benefits

The Company offers a variety of retirement, health and welfare programs to eligible employees. The Named Officers generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The Company’s health and welfare programs include medical, dental, vision, life insurance, disability insurance, accidental death and disability and flexible spending accounts.

The Company also offers several retirement programs that are intended to supplement the employee’s personal savings and social security benefits. These programs include a profit sharing plan (the “401(k) Plan”), profit sharing/ESOP plan and a non-qualified deferred compensation plan. The purpose of each of these plans is to enable employees to adequately save for retirement.

The Company’s 401(k) Plan is intended to satisfy the tax qualification requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). All eligible employees, including executive officers, may participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of the Code. The Company makes a matching contribution to the 401(k) Plan equal to 100% of each participant’s first 1% of compensation deferred and 50% of a participant’s deferrals above 1% of compensation, up to a maximum of 6% of the participant’s salary. The Company has discretion to change or discontinue matching contributions under the 401(k) Plan.

The Company also maintains a defined contribution profit sharing/ESOP plan covering employees who (1) have completed 30 days of continuous service during a year in which they complete 1,000 hours of service by year-end, as defined in the plan, (2) are at least 18 years old, and (3) meet certain other eligibility requirements. In the Company’s sole discretion, the Company may make contributions to the plan in the form of cash or stock. Employer discretionary contributions, and ESOP stock and cash accounts plus earnings, are subject to vesting requirements.

In addition, the Company maintains the Taylor Capital Group Non-Qualified Deferred Compensation Plan for the Company’s senior managers, including the Named Officers. Senior managers may elect to defer their own salary and incentive earnings, and the Committee, in its sole discretion, may provide cash contributions into the plan through non-qualified deferred compensation (“NQDC”) and supplemental executive retirement (“SERP”) contributions. The Committee also has the authority to make discretionary contributions into the plan. NQDC and SERP contributions are determined based upon different formula and have different vesting schedules. The purpose of the NQDC and SERP contributions is to enable senior managers, including Named Officers, to adequately save for their retirement. All contributions under this plan are maintained in a rabbi trust.

Perquisites and Other Compensation

The Named Officers are provided with the following perquisites as a supplement to their other compensation:

•	Bruce Taylor, Jeffrey Taylor and John Timmer each received an auto allowance in 2006.

•

In 2004, the Company discontinued a split-dollar life insurance policy for each of Bruce Taylor, and Jeffrey Taylor. In lieu of this policy, Bruce Taylor and Jeffrey Taylor each receive a special bonus annually, including one in 2006.

•

Bruce Taylor, Jeffrey Taylor and John Timmer each received reimbursements for club membership dues in 2006. The club memberships that are eligible for reimbursement include country clubs, diners clubs and health clubs.

•	Named Officers are eligible to receive a reimbursement if they choose to utilize a professional financial planner.

•

Bruce Taylor and Jeffrey Taylor have each received a salary continuation benefit from the Company, which benefit is payable to their respective spouses, families or estates following their death. The benefit for each of Bruce and Jeffrey Taylor is equal to the dollar amount of their then current annual base salary, and will be funded from key man life insurance policies purchased by the Company in 2004.

For additional information concerning these and other items, please see the discussion under the caption “2006 All Other Compensation” below.

Accounting and Tax Considerations

The Company’s stock option grant policies have been impacted by the implementation of SFAS No. 123(R), which the Company adopted on January 1, 2006. Under this accounting pronouncement, the Company is required to value unvested stock options granted prior to its adoption of SFAS No. 123 under the fair value method and expense those amounts in the Company’s income statement over the stock option’s remaining vesting period. The Company accounts for all stock option and restricted stock awards granted after January 1, 2006 in accordance with SFAS No. 123(R).

The Company has intended for our compensation program to comply with Internal Revenue Code Section 162(m). Section 162(m) of the Code includes a limitation on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no executive officers with non-performance based compensation in excess of the Section 162(m) tax deduction limit. However, if compensation is based on the achievement of performance goals that the Committee sets pursuant to plans approved by the Company’s stockholders, the compensation is not included in the computation of the limit. Although the Committee may award non-deductible compensation in circumstances where the Company deems it appropriate, the Committee generally intends for all compensation paid to the Company’s executive officers to be tax deductible pursuant to the Code.

* * * *

EXECUTIVE COMPENSATION

The following table provides information concerning the compensation for services in all capacities to the Company for the year ended December 31, 2006, to Bruce W. Taylor and Jeffrey W. Taylor, each of whom served as our principal executive officer during different periods in 2006, Daniel C. Stevens and Robin VanCastle, each of whom served as our principal financial officer during different periods in 2006, and John F. Timmer and Mark T. Garrigus, who were serving as executive officers as of December 31, 2006 (collectively, the “Named Officers”).

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Bruce W. Taylor Chairman of the Board, President and CEO	2006	$505,000	—	—		$41,470		$193,862	$79,424	$146,153	$965,909

Jeffrey W. Taylor Executive Managing Director, Market Development and New Ventures	2006	505,000	—	—		41,470		193,862	104,585	160,825	1,005,742

Daniel C. Stevens Former Chief Financial Officer(5)	2006	257,308	—	(145,934	)(6)	—	(7)	—	15,571	236,798	363,743

Robin VanCastle Chief Financial Officer(8)	2006	171,570	—	33,494		14,192		50,000	31,986	18,970	320,212

John F. Timmer Executive Vice President of Relationship Banking	2006	285,000	—	38,187		117,678		130,000	66,326	84,032	721,223

Mark T. Garrigus Executive Vice President of Credit Policy and Chief Credit Officer	2006	237,500	—	6,571		90,771		80,000	58,154	33,646	506,642

(1)	The amounts in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2006, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes restricted stock awards granted in and prior to 2006. Assumptions used in the calculation of the grant date fair value of restricted stock awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 15, 2007.
(2)	The amounts in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2006, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes stock option awards granted in, and prior to, 2006. Assumptions used in the calculation of the grant date fair value of the stock option awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 15, 2007.
(3)	Represents amounts earned during 2006 under the Company’s 2002 Incentive Bonus Plan.
(4)	Detail of all other compensation is included in the table captioned “2006 All Other Compensation” below.
(5)	Mr. Stevens resigned as the Company’s Chief Financial Officer effective October 5, 2006.
(6)

Mr. Stevens was granted a restricted stock award of 14,569 shares on December 14, 2004, which was valued at $500,000. The award vested on the condition of continued service with 50% vesting on the third anniversary date and 25% vesting on each of the fourth and fifth anniversary dates of his hire. Mr. Stevens forfeited all the shares associated with this grant when he resigned his position on October 5, 2006. All compensation costs associated with this grant since the grant date were reversed in October 2006.

(7)	Mr. Stevens was granted a stock option award to purchase 16,154 shares of Company common stock at an exercise price of $37.51 per share on March 1, 2006. This grant of stock options had a grant date fair value of $189,971 and was conditioned upon continued service with 25% of the award vesting on each of the first, second, third, and fourth anniversary of the award. All compensation costs associated with this stock option grant was reversed in October 2006 when Mr. Stevens resigned.
(8)	Ms. VanCastle was appointed to the position of Chief Accounting Officer in October 2006, and was appointed as Chief Financial Officer effective May 1, 2007.

2006 ALL OTHER COMPENSATION

The following table and related footnotes set forth certain information concerning the amounts under the “All Other Compensation” column in the 2006 Summary Compensation Table above.

Name	Year	Perquisites and Other Personal Benefits ($)	Non-Qualified Deferred Compensation Contributions by Company(1)	Insurance Premiums ($)(2)	Special Bonus in Lieu of Split Dollar Life Insurance Policy(3)	Company Contributions to Qualified Retirement Plans ($)		Severance Payments/ Accruals ($)		Total ($)
Bruce W. Taylor	2006	$51,282	$73,736	$5,000	—	$16,135	(4)	—		$146,153
Jeffrey W. Taylor	2006	53,108	68,913	8,815	$13,854	16,135	(5)	—		160,825
Daniel C. Stevens	2006	4,098	—	—	—	7,700	(6)	$225,000	(10)	236,798
Robin VanCastle	2006	—	4,799	—	—	14,171	(7)	—		18,970
John F. Timmer	2006	20,486	47,061	—	—	16,485	(8)	—		84,032
Mark T. Garrigus	2006	—	17,633	—	—	16,013	(9)	—		33,646

(1)	The Taylor Capital Group Non-Qualified Deferred Compensation Plan is a non-qualified plan that provides certain of the Company’s managers, including the Named Officers, the opportunity to defer compensation in excess of the limitations imposed in qualified retirement plan benefits. Participants are eligible to defer up to 75% of their base salary and 95% of their cash incentive earnings and the Company’s Compensation Committee, in its sole discretion, may provide cash contributions into the plan through non-qualified deferred compensation or supplemental executive retirement (“SERP”) contributions.
(2)	Represents insurance premiums paid on behalf of Jeffrey Taylor and Bruce Taylor for key man life insurance, the proceeds of which would be used to fund salary continuation benefits upon their death.
(3)	Represents a special bonus paid in cash in lieu of a split dollar life insurance policy.
(4)	Represents $7,350 in matching 401(k) contributions, $5,050 in profit sharing contributions, and $3,735 in contributions to the ESOP.
(5)	Represents $7,350 in matching 401(k) contributions, $5,050 in profit sharing contributions, and $3,735 in contributions to the ESOP.
(6)	Represents $7,700 in matching 401(k) contributions.
(7)	Represents $5,386 in matching 401(k) contributions, $5,050 in profit sharing contributions, and $3,735 in contributions to the ESOP.
(8)	Represents $7,700 in matching 401(k) contributions, $5,050 in profit sharing contributions, and $3,735 in contributions to the ESOP.
(9)	Represents $7,228 in matching 401(k) contributions, $5,050 in profit sharing contributions, and $3,735 in contributions to the ESOP.
(10)	Represents a single lump sum severance payment to Mr. Stevens pursuant to the Separation and Settlement Agreement, dated as of October 5, 2006, entered into between the Company and Mr. Stevens in connection with his resignation.

Perquisites in 2006 consisted of:

Name	Year	Personal Use of Company Car/Parking ($) (1)	Country Club Dues ($)	Dining Club Dues ($)	Wealth Management Services ($)(2)	Total Perquisites and Other Personal Benefits ($)
Bruce W. Taylor	2006	$19,232	$22,972	$5,685	$3,393	$51,282
Jeffrey W. Taylor	2006	19,706	24,740	5,165	2,897	53,108	(3)
Daniel C. Stevens	2006	—	4,098	—	—	4,098
Robin VanCastle	2006	—	—	—	—	—
John F. Timmer	2006	8,200	9,720	—	2,566	20,486
Mark T. Garrigus	2006	—	—	—	—	—

(1)	Reflects lease payments and license plate expense.
(2)	Eligible directors and executive officers may receive a 20% discount on fees for services performed by Cole Taylor Bank’s Wealth Management department. Amounts reflect estimates of the discounts received for services rendered during 2006.
(3)	Includes an additional $600 in fitness club membership fees.

2006 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to options to purchase shares of our common stock and restricted stock granted during the year ended December 31, 2006, to each of our Named Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ / Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce W. Taylor	—	—	$400,000	$1,000,000	—	—	—	—		—		—	—
Jeffrey W. Taylor	—	—	400,000	1,000,000	—	—	—	—		—		—	—
Daniel C. Stevens	3/1/06	—	—	—	—	—	—	—		16,154	(4)	$37.51	$189,971
Robin VanCastle	3/1/06	—	—	—	—	—	—	2,000	(5)	—		37.51	75,020
John F. Timmer	3/1/06	—	—	—	—	—	—	—		17,308		37.51	203,542
Mark Garrigus	3/1/06	—	—	—	—	—	—	—		13,462		37.51	158,313

(1)	The award represents a restricted stock award granted to the Named Executive in accordance with the Company’s 2002 Incentive Compensation Plan. The value of the award is based upon the closing market price of the Company’s common stock on the date of grant, which is the date the Compensation Committee of the Board or Directors approved the individual restricted stock awards.
(2)	The per-share exercise or base price of the option grants is determined as the closing market price of the Company’s common stock on the date of grant, which is the date the Compensation Committee approved the individual stock option grants.
(3)	Assumptions used in the calculation of the grant date fair value of the stock option awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 15, 2007.
(4)	Mr. Stevens was granted a stock option award to purchase 16,154 shares of Company common stock at an exercise price of $37.51 per share on March 1, 2006. This grant of stock options had a grant date fair value of $189,971 and was conditioned upon continued service. Mr. Stevens forfeited the entire award when he resigned on October 5, 2006.
(5)	1,000 shares of this restricted stock award will vest on March 1, 2009, and 500 shares will vest on each of March 1, 2010 and 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

The following table includes certain information with respect to the value of all unexercised options to purchase shares of the Company’s common stock and unvested shares of restricted stock previously awarded to the Named Officers as of December 31, 2006:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Bruce W. Taylor	12,000	8,000	(1)	—	$20.00	3/19/2013	—		—	—	—
	8,000	12,000	(1)	—	26.08	3/17/2014

Jeffrey W. Taylor	12,000	8,000	(1)	—	20.00	3/19/2013	—		—	—	—
	8,000	12,000	(1)	—	26.08	3/17/2014
Daniel C. Stevens (7)	—	—		—	—	—	—		—	—	—

Robin VanCastle	4,725	—		—	18.00	2/25/2009				—	—
	4,725	—		—	19.33	2/28/2010
	3,150	—		—	22.67	3/2/2011
	2,400	600	(1)	—	19.33	3/1/2012
	3,000	2,000	(1)	—	20.00	3/19/2013
	2,000	3,000	(1)	—	26.08	3/17/2014
							2,392	(3)	$87,571
							2,000	(4)	73,220
John F. Timmer	12,000	3,000	(1)	—	19.33	8/20/2012				—	—
	4,950	3,300	(1)	—	20.00	3/19/2013
	4,500	6,750	(1)	—	26.08	3/17/2014
	4,431	17,728	(1)	—	31.36	3/7/2015
	—	17,308	(2)	—	37.51	3/1/2014
							5,172	(5)	189,347
Mark T. Garrigus	7,500	—		—	20.00	10/9/2010				—	—
	7,500	—		—	22.67	3/2/2011
	6,600	1,650	(1)	—	19.33	3/1/2012
	4,950	3,300	(1)	—	20.00	3/19/2013
	3,300	4,950	(1)	—	26.08	3/17/2014
	3,326	13,305	(1)	—	31.36	3/7/2015
	—	13,462	(2)	—	37.51	3/1/2014
							1,293	(6)	47,337

(1)	Vests at a rate of 20% per year for the first five years of a ten-year option term.
(2)	Vests at a rate of 25% per year for the first four years of an eight-year option term.
(3)	A restricted stock grant of 2,392 shares, of which 50% will vest on March 7, 2008 and an additional 25% will vest on each of March 7, 2009 and 2010.
(4)	A restricted stock grant of 2,000 shares, of which 50% will vest on March 1, 2009 and an additional 25% will vest on each of March 1, 2010 and 2011.
(5)	Represents a restricted stock grant which will fully vest on September 23, 2007.
(6)	Represents a restricted stock grant which fully vested on April 2, 2007.
(7)	Mr. Stevens resigned on October 5, 2006, and forfeited all of his equity awards at that time.

2006 OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to options exercised by our Named Officers, and restricted stock held by our Named Officers that vested, during the year ended December 31, 2006:

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bruce W. Taylor	—	—
Jeffrey W. Taylor	—	—
Daniel C. Stevens	—	—
Robin VanCastle	—	—
John F. Timmer	5,173	$151,724	(1)
Mark T. Garrigus	1,293	50,673	(2)

(1)	Represents the number of shares of restricted stock acquired on vesting multiplied by $29.33 per share, the market price of the Company’s common stock on September 23, 2006, the date of vesting.
(2)	Represents the number of shares of restricted stock acquired on vesting multiplied by $39.19 per share, the market price of the Company’s common stock on April 2, 2006, the date of vesting.

2006 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Bruce W. Taylor	—	$73,736	$79,424	—	$754,909
Jeffrey W. Taylor	—	68,913	104,585	—	953,684
Daniel C. Stevens	$12,865	—	15,571	—	143,325
Robin VanCastle	—	4,799	31,986	—	348,507
John F. Timmer	156,750	47,061	66,326	—	742,445
Mark T. Garrigus	40,000	17,633	58,154	—	663,876

(1)	Reflects employer contributions made in 2007 for 2006.
(2)	Reflects balance as of December 31, 2006.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and related footnotes describe the potential payments upon termination or a change in control for Bruce Taylor, Jeffrey Taylor, Robin VanCastle, John Timmer and Mark Garrigus, in each case assuming termination or a change in control occurred as of December 31, 2006.

Bruce Taylor

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	—	—	$259,240	$259,240	—
Restricted Stock(3)	—	—	—	—	—	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	—
Salary Continuation(5)	—	—	—	505,000	—	—
COBRA(6)	—	—	—	—	—	—
Outplacement Services(7)	—	—	—	—	—	—

Jeffrey Taylor

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	—	—	$259,240	$259,240	—
Restricted Stock(3)	—	—	—	—	—	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	—
Salary Continuation(5)	—	—	—	505,000	—	—
COBRA(6)	—	—	—	—	—	—
Outplacement Services(7)	—	—	—	—	—	—

Robin VanCastle

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	$75,178	—	$75,178	$75,178	—
Restricted Stock(3)	—	160,791	—	160,791	160,791	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	$348,507
Salary Continuation(5)	—	332,355	—	—	—	—
COBRA(6)	—	22,916	—	—	—	—
Outplacement Services(7)	—	15,000	—	—	—	—

John Timmer

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	$270,803	—	$270,803	$270,803
Restricted Stock(3)	—	189,347	—	189,347	189,347	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	$742,445
Salary Continuation(5)	—	1,037,500	—	—	—	—
COBRA(6)	—	22,916	—	—	—	—
Outplacement Services(7)	—	15,000	—	—	—	—

Mark Garrigus

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	$205,300	—	$205,300	$205,300
Restricted Stock(3)	—	47,337	—	47,337	47,337	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	$663,876
Salary Continuation(5)	—	793,750	—	—	—	—
COBRA(6)	—	22,916	—	—	—	—
Outplacement Services(7)	—	15,000	—	—	—	—

Ms. VanCastle, Mr. Timmer, and Mr. Garrigus have change in control agreements with the Company. These change in control agreements are effective for a period of two years after a change of control event. If they are terminated during the Change Period (as defined in the agreements), they receive the benefits as articulated within the agreement.

(1)	100% of account balances as of the date of a Change of Control (as defined in the agreements) date will be paid to the participants within thirty days thereafter.
(2)	Options granted in 2003 forward become fully/immediately vested and exercisable upon death, disability or involuntary loss of employment within twelve months following a Change of Control date. Participants vest within thirty days of a Change of Control if options are not assumed or substituted by the successor entity. Reflects the difference between the $36.61 closing price of our common stock on December 31, 2006 and the exercise price of each unvested stock option that vested as a result of the assumed termination event.
(3)	Stock granted 2003 forward becomes fully and immediately vested upon death, disability or involuntary loss of employment within twelve months following a Change of Control. Reflects the value of unvested restricted stock that vested as a result of the assumed termination event, based on the $36.61 closing price of our common stock on December 29, 2006.
(4)	Unvested portions of accounts become fully vested upon the effective date of the Change of Control. Reflects total NQDC account balance (both vested and unvested) as of December 31, 2006.
(5)

For Bruce Taylor and Jeffrey Taylor, the amounts reflect payments payable pursuant to a salary continuation plan to the estates of Bruce Taylor and Jeffrey Taylor upon their death. Under the plan, upon death, a benefit in the amount of one times the participant’s then current base salary will be paid to the participant’s estate in twelve equal monthly installments. The Company intends to use proceeds from key man life insurance policy to fund these benefits. For Robin VanCastle, the amount reflects a lump sum payment equal to one and one-half times annual compensation. For John Timmer and Mark Garrigus, the amounts reflect a lump sum payment equal to two and one-half times the individual’s annual compensation.

(6)	COBRA Continuation Coverage for executive and qualifying family members for up to eighteen months. Value based on 2007 rates as follows: PPO 500 Deductible Family Coverage/$1,169.39 per month, PPO Family Dental Coverage/$84.21, and Vision Care Family Coverage/$19.49 for the full eighteen month period.
(7)	Services to be provided beginning with the date of termination. Value based on estimated cost of services.

DIRECTOR COMPENSATION

Our non-employee directors receive an annual fee of $10,000 and an attendance fee of $750 for each Board meeting attended and $650 for each committee meeting attended. The chairman of each committee receives an additional annual fee of $5,000 for chairing a committee. In addition, all directors may be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Each non-employee director may also receive an annual grant of options, at the discretion of the Compensation Committee of our Board of Directors, under our 1997 and 2002 Incentive Compensation Plans. In 2006, each of our non-employee directors received options to purchase 1,039 shares of our common stock and two of those non-employee directors received options to purchase an additional 519 shares of our common stock. These options vest in four equal annual installments beginning on the first anniversary of the date of grant. Other than with respect to reimbursement of expenses, directors who are our employees or officers do not receive additional compensation for their services as a director.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ronald L. Bliwas	$18,500	$13,948	$7,822	—	$40,270
Ronald D. Emanuel	24,900	—	15,449	$715	41,064
Adelyn Leander(4)	9,850	—	58,282	—	68,132
Edward McGowan	15,800	—	29,936	8,494	54,230
Louise O’Sullivan	17,100	13,945	5,290	—	36,355
Melvin E. Pearl	30,000	—	19,961	1,993	51,954
Shepherd G. Pryor, IV	35,650	12,500	7,087	—	55,237
Richard W. Tinberg	33,800	—	10,300	2,177	46,277
Mark L. Yeager	14,500	—	10,300	—	24,800

(1)	The amount in column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2006, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes restricted stock awards granted in, and prior to, 2006. As of December 31, 2006, the following directors had unvested restricted stock: Mr. Bliwas, 2,185 shares; Ms. O’Sullivan, 1,457 shares; and Mr. Pryor, 913 shares.
(2)	The amount in column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2006, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes stock option awards granted in and prior to 2006. In addition, for each of those directors who meet the requirements of retirement eligible as defined in his or her stock option agreement, compensation cost is recognized over the requisite service period rather than the vesting period. Assumptions used in the calculation of the grant date fair value of the stock option awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 15, 2007. As of December 31, 2006, the directors had the following number of stock options outstanding: Mr. Bliwas, 4,039; Mr. Emanuel, 18,058; Ms. Leander, 2,539; Mr. McGowan, 18,058; Ms. O’Sullivan, 2,539; Mr. Pearl, 11,539; Mr. Pryor, 4,039; Mr. Tinberg, 11,539; and Mr. Yeager, 11,539.
(3)	Eligible directors and executive officers may receive a 20% discount on fees for services performed by Cole Taylor Bank’s Wealth Management department. Amounts reflect estimates of the discounts received for services rendered during 2006.
(4)

Ms. Leander retired from the Company’s Board of Directors on June 15, 2006. Upon her retirement, Ms. Leander’s outstanding stock option grants became fully vested, with the exception of the stock options with grant dates of March 19, 2003 and March 17, 2004. The stock option agreements for these grants did not contain provisions to accelerate vesting upon retirement, if certain eligibility criteria were met. The Compensation Committee of the Board of the Directors agreed to amend these agreements and accelerate the vesting of these two option grants. Included in this amount is $23,811 of additional expense related the acceleration of vesting associated with the modification to these two stock option grant agreements.

Set forth below is information regarding compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2006. Security holders previously approved all equity compensation plans of our company in existence at December 31, 2006.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	699,548	$25.34	237,742	(1)
Equity compensation plans not approved by security holders	—	—	—

(1)	Under the terms of our 2002 Incentive Compensation Plan, the number of shares reserved for issuance under this plan increases as of each January 1 by a number of shares equal to 3.0% of the aggregate number of shares outstanding as of December 31 of the immediately preceding calendar year, minus the number of shares remaining available for awards at that time. Accordingly, as of January 1, 2007, the number of shares of our common stock remaining available for future issuance under this plan increased to 333,932 shares.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors is comprised solely of independent directors, as that term is defined in the NASDAQ listing standards, as well as under Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee has review and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Melvin E. Pearl (Chairman)

Louise O’Sullivan

Richard W. Tinberg

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or in the past served, on the Compensation Committee or board of directors of any other company the executive officers of which serve on our Compensation Committee or Board of Directors.

PROPOSAL NO. 2:

APPROVAL OF THE TAYLOR CAPITAL GROUP, INC.

2007 INCENTIVE BONUS PLAN

The Board of Directors of the Company proposes that stockholders approve the Taylor Capital Group, Inc. 2007 Incentive Bonus Plan (the “Plan”), a copy of which is attached to this Proxy Statement as Appendix A. The purpose of the Plan is to motivate selected employees of the Company, including executive officers, to further the Company’s growth and profitability by offering incentive payments related to the attainment of corporate and individual performance goals. Participation in the Plan is limited to officers and other employees of the Company as determined by the Compensation Committee of the Board.

The Plan is submitted to you for approval to meet the criteria for deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) prohibits a company from taking a federal income tax deduction for compensation paid in excess of $1,000,000 to an employee defined in Section 162(m) as a “covered employee.” This limit on deductibility does not apply to compensation defined in Section 162(m) as “qualified performance-based compensation” so long as certain criteria are met, including stockholder approval of the plan under which the compensation is paid.

The description of the Plan below is subject in its entirety to the actual terms of the Plan as set forth in Appendix A. Our Board of Directors may amend or terminate the Plan in its discretion, provided (1) no such amendment or termination may adversely affect any incentive award granted to a participant in the Plan without the consent of such participant, and (2) any amendment that requires stockholder approval in order to comply with the deductibility criteria in Section 162(m), or otherwise requires stockholder approval under any other law, regulation or stock exchange requirement, shall not be effective unless such stockholder approval is obtained.

Under the Plan, objective performance goals (for a fiscal year or a period of two or more fiscal years, as may be set by the Committee) for the Company and its subsidiaries and for individuals will be established at the beginning of each performance period by the Committee. The performance goals will be based on one or more performance measures selected by the Compensation Committee from those listed in the Plan (as set forth below). The performance goals may have a minimum threshold under which no incentive award will be paid if the minimum threshold level of performance is not attained.

The Compensation Committee is responsible for certifying the degree to which the performance goals are met in each performance period. At the beginning of each performance period, the Committee will establish incentive awards to be paid if the applicable performance goals are attained. No participant may receive an incentive award greater than $1,000,000 for a performance period based on one fiscal year, or $3,000,000 for a performance period which is based on multiple fiscal years. Unless deferred in accordance with rules established by the Committee in its sole discretion, awards will be paid within 120 days following the end of the applicable performance period. The Plan also provides for a pro rata incentive award payment if a participant terminates employment due to death, disability or a qualified retirement, which is generally a termination without cause after age 65, or after age 62 with 10 years of service. Awards that may be payable under the Plan for the 2007 fiscal year are not currently determinable.

Pursuant to the Plan, the Compensation Committee may provide, in connection with the setting of performance objectives, that any evaluation of performance may include or exclude certain items that may occur during any relevant performance period including, but not limited to, the following: (i) excluding the dilutive effects of acquisitions or joint ventures; (ii) assuming that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (iii) excluding charges for restructuring and/or other nonrecurring events; (iv) excluding the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (v) excluding the impact of any “extraordinary items” as determined under generally accepted accounting principles;

(vi) excluding the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (vii) excluding any other unusual, non-recurring gain or loss or other extraordinary item. To the extent such inclusions or exclusions affect an incentive award under Plan, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

The Plan lists the following performance measures: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses; (iv) cash flow return on investments, which equals net cash flows divided by owners equity; (v) earnings before or after taxes; (vi) operating profits; (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total stockholder return; (x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) operating margins; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment; (xvii) working capital; and (xviii) net margin. Performance objectives may be based upon Company-wide, subsidiary, divisional, project team, and/or individual performance. The performance objectives established by the Compensation Committee for any performance period may be expressed in terms of attaining a specified level of the performance objective or the attainment of a percentage or absolute increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company and its subsidiaries and/or operating groups or segments thereof. The performance objectives established by the Compensation Committee for any performance period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof. The Compensation Committee has the authority to eliminate or decrease an award as permitted by Section 162(m), however, no such adjustments may be made which adversely affect the amount of an award for the performance period in which a change in control occurs (or for the immediately preceding performance period if payment with respect thereto has not yet been made at the time the change in control occurs).

If the Plan is approved by the stockholders of the Company, it will become effective as of the date of such approval. The Board of Directors believes that it is in the best interest of the Company and stockholders to approve the Plan.

The Board of Directors recommends that you vote FOR the approval of the Taylor Capital Group, Inc. 2007 Incentive Bonus Plan.

AUDIT MATTERS

The Audit and Examining Committee engaged the firm of KPMG LLP as our independent registered public accounting firm for the years ended December 31, 2006 and 2005. It is expected that a representative from this firm will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders, if the need arises, or make a statement if the representative desires to do so.

The aggregate fees incurred by us for KPMG professional services for the years ended December 31, 2006 and 2005 were as follows:

	For the Year Ended December 31,
	2006	2005
Audit	$465,615	$483,800
Audit-Related	—	55,000
Tax Fees	—	—
All Other	—	—

Total Fees	$465,615	$538,800

Audit Fees

Audit fees include fees for professional services rendered for the annual audit of the Company’s consolidated financial statements, including the audit of internal control over financial reporting, and the review of the Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the years indicated.

Audit-Related Fees

Audit related fees in 2005 include professional fees for work related to our public offering of common stock in the third quarter of 2005.

Tax Fees

None.

All Other Fees

None.

Pre-Approval Policies and Procedures

All audit, audit-related, tax services and other services to be provided by the independent public accountants are required to be pre-approved by the Audit and Examining Committee. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee, the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom such authority is so delegated to pre-approve an activity shall be presented to the full Committee at its next scheduled meeting.

AUDIT AND EXAMINING COMMITTEE REPORT

The Audit and Examining Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of Taylor Capital Group’s financial reports, financial reporting processes and internal control system, the performance and independence of Taylor Capital Group’s independent public accountants and related matters. The Committee operates under a written charter adopted by the Board of Directors, which is available on Taylor Capital Group’s website at www.taylorcapitalgroup.com under the caption “Governance Documents.” The Board of Directors, in its business judgment, has determined that all members of the Audit and Examining Committee are “independent” as defined by the National Association of Securities Dealers’ listing standards for the NASDAQ Global Select Market and Section 301 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Taylor Capital Group’s financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Taylor Capital Group’s independent public accountants, KPMG LLP, are responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. KPMG LLP is also responsible for auditing Taylor Capital Group’s assessment of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. Our responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, we have not conducted auditing or accounting reviews or procedures, and we have relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and that management maintained effective internal control over financial reporting. We have also relied upon the representations of KPMG LLP included in their reports on Taylor Capital Group’s consolidated financial statements and management’s assessment of internal control over financial reporting.

The Audit and Examining Committee meets periodically with Taylor Capital Group’s management, internal auditors and its independent auditors, KPMG LLP, to discuss Taylor Capital Group’s financial reports, financial reporting processes and internal control system and other related items. We also have reviewed Taylor Capital Group’s 2006 audited consolidated financial statements and discussed these consolidated financial statements with management, Taylor Capital Group’s internal auditors and KPMG LLP. Our discussions with each of the internal auditors and KPMG LLP included sessions at which management was not present, and throughout the year, the internal auditors and KPMG LLP have had unrestricted access to the Audit and Examining Committee. We discussed with KPMG LLP the results of its audit of Taylor Capital Group’s consolidated financial statements and the results of its audit of management’s assessment of internal control over financial reporting. We also discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented, and KPMG LLP provided us with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as modified or supplemented. We discussed with KPMG LLP these materials and the firm’s independence from Taylor Capital Group.

Based on our discussions with, and review of reports from, management, internal auditors and KPMG LLP and our reliance on the representation of management that Taylor Capital Group’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Examining Committee recommended to the Board of Directors that Taylor Capital Group’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT AND EXAMINING COMMITTEE

Richard W. Tinberg (Chairman)

Ronald D. Emanuel

Shepherd G. Pryor IV

The above report of the Audit and Examining Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

CODE OF ETHICS

The Board of Directors has adopted a Code of Conduct for the Company that includes a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents.” The Company will also furnish a copy of the Code of Conduct to any person without charge, upon written request. Request should be made in writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and certain beneficial holders of our common stock to file reports about their beneficial ownership of our common stock. Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any filings made after these due dates during 2006. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Exchange Act during 2006 and written representations from certain reporting persons that no Form 5 is required for them, the Company believes that, during 2006, all of the filing requirements under Section 16(a) of the Exchange Act were timely satisfied, except for a late Form 3 filed by Ms. VanCastle on November 30, 2006 to report her initial statement of beneficial ownership of Company common stock .

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Our Board of Directors recognizes that transactions or other arrangements between us and any of our directors or executive officers may present potential or actual conflicts of interest. Nevertheless, our Board recognizes that there are circumstances where such transactions or other arrangements may be in, or not inconsistent with, our best interests. Accordingly, our Board of Directors has adopted a formal written policy that requires any transaction, arrangement or relationship in which we will be a participant and the amount involved equals to or exceeds $50,000, and in which any related person (directors, executive officers, their immediate family members, or stockholders owning at least 5% of any class of our voting securities) had or will have a direct or indirect material interest to be submitted to our Audit and Examining Committee for review, consideration and approval. Any transaction in which the amount involved is less than $50,000 may be approved by our Chief Financial Officer under the policy.

The policy provides for periodic monitoring of pending and ongoing transactions with related parties. In approving or rejecting the proposed transaction, our Audit and Examining Committee or Chief Financial Officer, as the case may be, will consider the relevant facts and circumstances available, including, (1) the related person’s relationship to us and interest in the transaction, (2) the material facts of the proposed transaction, including the proposed aggregate value of the transaction, (3) the benefits to us, (4) the availability of other sources for comparable services or products (if applicable), and (5) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to our employees generally. Our Audit and Examining Committee or Chief Financial Officer, as the case may be, will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and are consistent with applicable legal requirements.

Management Loans and Transactions

Under Section 402 of the Sarbanes-Oxley Act, it is unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are:

•	made available by the issuer in the ordinary course of the issuer’s consumer credit business;

•	of a type generally made available by such issuer to the public;

•	made by the issuer on market terms, or terms that are no more favorable that those offered by the issuer to the general public; and

•	did not involve more than the normal risk of collectability or present other unfavorable features.

Section 402 also does not apply to loans by an insured depository institution if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act and the Federal Reserve’s Regulation O.

Certain of our directors and officers, members of their immediate families, and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in certificates of deposit, among other deposit products. Our management believes that all such loans and investments have been, and will continue to be, made in the ordinary course of business of the Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features. Therefore, our management further believes that all of these transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act. As of December 31, 2006, the aggregate outstanding amount of all loans which individually exceed $60,000 to our officers and directors, members of their immediate families and the firms and corporations in which they have at least a 10% beneficial interest was approximately $11.1 million.

In the past, the Board of Directors of the Bank was required to approve all loans to our executive officers and directors. In connection with our initial public offering, we revised our policy to require that any loans to our executive officers and directors, in addition to complying with Section 402 of the Sarbanes-Oxley Act, are subject to the approval of our Audit and Examining Committee, which is comprised solely of independent directors.

Insurance Provider

One of the Company’s insurance brokers is Dann Insurance, which provides directors’ and officers’ liability and property and casualty insurance brokerage services. In 2006, Mesirow Financial, a diversified Chicago-based financial services firm, acquired Dann Insurance. Prior to this acquisition, Scott Dann, brother-in-law of Jeffrey W. Taylor, beneficially owned approximately 33.3% of the capital stock of Dann Insurance. In 2006, the Company paid approximately $1.3 million with respect to various insurance policies for which Dann Brothers, Inc. and Mesirow Financial acted as a broker.

Legal Counsel

Two of the Company’s primary legal counsels are Katten Muchin Rosenman LLP and McDermott, Will & Emery. Melvin E. Pearl, a director of our company, was a partner with the law firm of Katten Muchin Rosenman LLP from 1974 until his retirement in 2004, and he is now “of counsel” to that firm. Mark L. Yeager, a director of our company, is a partner with the law firm of McDermott, Will & Emery.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company’s proxy statement and proxy for the 2008 Annual Meeting of Stockholders must be received by the Secretary of the Company by January 4, 2008, the date not less than 120 days prior to May 3, 2008. In addition, Article 2, Section 2.10 of the Company’s By-Laws (the “Notice Provision”) provides that for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail, postage prepaid, to the Secretary of the Company not less than 120 days nor more than 150 days prior to May 3, 2008, the first anniversary of the date on which the Company first mailed its proxy materials for the 2007 Annual Meeting of Stockholders. The Company’s form of proxy for the 2008 Annual Meeting of Stockholders will confer discretionary authority upon the persons named as proxies therein to vote on any untimely stockholder proposals, and the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals that are not included in the Company’s proxy statement and form of proxy.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with our Board of Directors by sending a letter to Taylor Capital Group, Inc. Board of Directors, c/o The Office of the Secretary, Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by means of which stockholders may communicate with the Board or its members.

OTHER MATTERS

We know of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2006, including our Annual Report on Form 10-K for the same year (excluding exhibits but including a list briefly describing all of the exhibits not contained therein), accompanies this Proxy Statement. Stockholders may obtain a copy of the exhibits to our Annual Report on Form 10-K for the same year by writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. We reserve the right to require payment of a reasonable fee in exchange for furnishing any exhibit, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

APPENDIX A

Taylor Capital Group, Inc.

2007 Incentive Bonus Plan

Section 1. PURPOSE. The purpose of the Taylor Capital Group, Inc. 2007 Incentive Bonus Plan (the “Plan”) is to further the growth and profitability of Taylor Capital Group, Inc. (the “Company”) by offering incentives, in addition to current compensation, to designated officers and employees of the Company and its subsidiaries (“Subsidiaries”). The Plan is intended to provide an incentive compensation opportunity to participating officers and employees of the Company and its Subsidiaries which is exempt from the deduction limitations contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder, (the “Regulations”).

Section 2. ADMINISTRATION. Except for those powers expressly reserved for the Board of Directors of the Company (the “Board”), the Plan shall be administered by the Compensation Committee (the “Committee”) of the Board, or any subcommittee thereof appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations. Subject to the limitations set forth in this Plan, the Committee shall establish the performance objectives for any Performance Period (as defined below) in accordance with Section 4 and shall certify, in writing, whether such performance objectives have been attained. The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations and to make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Plan, and all rules, regulations, interpretations and determinations shall be binding on all participants.

Section 3. PARTICIPATION. Employees eligible to participate in the Plan shall consist of such officers and employees of the Company and its Subsidiaries as may be designated by the Compensation Committee in its sole discretion. The Committee shall, at the beginning of each Performance Period, determine, except as otherwise contemplated by the last sentence of this Section 3, which of such officers and employees shall participate in the Plan (“Participants”) for the particular Performance Period, and shall establish the terms and conditions of such participation. All officers and employees designated as Participants shall be promptly advised of their participation. If a Participant is initially employed by the Company or a Subsidiary after the beginning of a Performance Period, the Committee may grant an incentive award to that Participant with respect to a period of service following the Participant’s date of hire, provided that no more than twenty-five percent (25%) of the relevant service period has elapsed when the Committee grants the incentive award to the Participant for such Performance Period, and provided further that the performance objective(s) for such Performance Period otherwise satisfies the requirements of this Plan.

Section 4. PERFORMANCE PERIODS; PERFORMANCE CRITERIA.

(a) For purposes of the Plan, a “Performance Period” means a fiscal year of the Company, or a series of two or more consecutive fiscal years, as determined by the Committee.

(b) Within 90 days after each Performance Period begins (or, in the case of a Participant whose employment with the Company and its Subsidiaries begins after the first day of the Performance Period, not later than the period specified in the last sentence of Section 3), the Committee shall establish, in writing, the performance objective or objectives which must be satisfied in order for a Participant or class of Participants to receive an incentive award for such Performance Period. Any such performance objectives will be based upon one or more of the following criteria, as determined by the Committee: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses; (iv) cash flow return on investments which equals net cash flows divided by owners equity; (v) earnings before or after taxes; (vi) operating profits; (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total shareholder return; (x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) operating margins; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment; (xvii) working capital; and (xviii) net margin. Performance objectives may be based upon Company-wide, subsidiary, divisional, project team, and/or individual performance. The performance objectives established by the Committee for any Performance Period may be expressed in terms of attaining a specified level of the performance objective or the attainment of a percentage or absolute increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company and its Subsidiaries and/or operating groups or segments thereof, all as the Committee deems appropriate to achieve the purposes of the Plan as set forth in Section 1 hereof. The performance objectives established by the Committee for any Performance Period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Performance Period. The Committee may further specify in respect of the specified performance objectives for any Performance Period, a minimum acceptable level of achievement below which no incentive award payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of maximum achievement of the specified performance objectives.

(c) After the Committee establishes the performance objective or objectives that must be satisfied in order for a Participant to receive an incentive award for any Performance Period, the Committee shall provide the Participant with written notice of such award and the related performance objective or objectives. Such written notice shall include such other terms and conditions as may be determined by the Committee in addition to those set forth in this Plan, including but not limited to provisions relating to the treatment of outstanding awards under this Plan upon a change of control of the Company.

(d) Each performance objective established by the Committee with respect to any Performance Period must be based upon or measured by criteria that would permit a third party, having knowledge of the relevant facts, to determine whether and to what extent the performance objective was satisfied and to calculate the amount of the incentive award payable to a Participant. Attainment of performance objectives shall be determined in accordance with generally accepted accounting principles and certified in writing by the Committee following the last day of the Performance Period. The Committee may provide, in connection with the setting of the performance objectives, that any evaluation of performance may include or exclude certain items that may occur during any Performance Period including, but not limited to the following: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (vii) to exclude any other unusual, non-recurring gain or loss or other extraordinary item. To the extent such inclusions or exclusions affect an incentive award under this Plan, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

(e) The performance objectives established by the Committee for any Performance period must preclude the discretion to increase the amount of any incentive award payable to a Participant. However, to the extent permitted under Section 162(m) of the Code and the Regulations, the Committee retains the discretion to eliminate or decrease the amount of any incentive award otherwise payable to a Participant. Notwithstanding any other provision in this Plan, neither any discretion given to the Committee with respect to Participants’ incentive awards, or the amount payable thereunder, nor any rights given to the Committee, if any, to adjust the performance objectives relating to an incentive award, may be exercised after a Change in Control which in any way adversely affects the amount of an incentive award for the Performance Period in which the Change in Control occurred (or for the immediately preceding Performance Period, if payment with respect thereto has not been made before the Change in Control occurs), or any Participant’s rights with respect to either such Performance Period. For purposes of this Plan, the term “Change in Control” shall have the meaning set forth in Exhibit A hereto, as such Exhibit A may be amended or modified from time to time by the Committee.

(f) The maximum amount that may be paid to any one Participant under the Plan may not exceed (i) in the case of a Performance Period consisting of one fiscal year, $1,000,000, or (ii) in the case of a Performance Period consisting of more than one fiscal year, $3,000,000.

Section 5. PAYMENTS.

(a) If the Committee certifies in writing that the performance objectives established for the relevant Performance Period under Section 4(b) have been satisfied, each designated Participant with respect to such Performance Period who is actively employed by the Company or a Subsidiary on the date established by the Committee for payment of incentive awards for a particular Performance Period, shall receive the incentive award earned under this Plan for the Performance Period based on the actual level of achievement of the performance objectives. Payment of incentive awards shall be made to Participants, in a lump sum cash payment, on a date specified by the Committee following the date the Committee certifies that the performance objectives established for the Performance Period have been satisfied (but in no event more than 120 days following the last day of such Performance Period), unless the Participant has elected in a timely manner to defer receipt of all or a portion of his or her incentive award for the Performance Period as provided in Section 6 hereof.

(b) A Participant must be actively employed by the Company or one of its Subsidiaries on the date established by the Committee for payment of incentive awards for a particular Performance Period in order for the Participant to be eligible to receive an incentive award for the Performance Period; provided however that if a Participant’s employment is terminated prior to the date so specified by the Committee for payment of any such incentive award amounts by reason of the Participant’s death, disability or Qualified Retirement, the Participant (or Participant’s beneficiary in the event of his or her death) shall be entitled to receive a pro rated incentive award for the Performance Period based on such proration formulas or criteria as may be determined by the Committee in its sole discretion. For purposes of this Plan, “Qualified Retirement” means a termination of employment after age 65, or after age 62 with 10 years of prior service, except that Qualified Retirement shall not include a termination of the Participant’s employment by the Company for Cause (as defined below). If a Participant’s employment with the Company or one of its Subsidiaries begins after the first day of a Performance Period or if an individual becomes a Participant after the first day of a Performance Period, the Participant’s incentive award for such Performance Period shall automatically be pro-rated based on such proration formulas or criteria as may be determined by the Committee in its sole discretion.

(d) For purposes of this Plan, the term “Cause” means termination of a Participant’s employment by the Company because of the Participant’s (i) failure or refusal to perform all or a material portion of his or her employment duties, (ii) conviction of, or a plea of guilty or nolo contendere, to a felony or a crime involving moral turpitude, (iii) an act of fraud or dishonesty against the Company, (iv) repeated failure or refusal to follow policies or directives established by the Company’s Board of Directors, or (v) a material breach of the terms of the Participant’s employment agreement or any other agreement between the Participant and the Company.

Section 6. DEFERRAL. Payment of an incentive award hereunder on a deferred basis may be permitted at the election of the Participant on terms and conditions as may be established by the Committee in its sole discretion, which may include, without limitation, provisions for the payment or crediting of reasonable interest or other earnings on deferred payments, as may be determined by the Committee.

Section 7. MISCELLANEOUS.

(a) Beneficiary. In the event of a Participant’s termination of employment due to his or her death, any amounts that are otherwise due and payable to the Participant under this Plan shall thereafter be paid to the

Participant’s designated “beneficiary” or “beneficiaries.” “Beneficiary” or “beneficiaries” shall mean, for purposes of this Plan, such person or persons who are specifically designated by a Participant as the person or persons (who may be designated successively or contingently) to receive payments under this Plan following the Participant’s death by filing a written beneficiary designation with the Company during the Participant’s lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by the Participant pursuant to written instruments filed with the Company during the Participant’s lifetime. Beneficiaries designated by a Participant may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by the Participant, if all of the persons so designated die before the Participant on the occurrence of a contingency not contemplated in such beneficiary designation, any amounts payable under this Plan shall thereafter be paid to the Participant’s estate.

(b) Assets. No assets shall be segregated or earmarked in respect of this Plan and no Participant shall have any right to assign, transfer, pledge or hypothecate his or her interest in the Plan. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Company.

(c) Liability. No member of the Committee shall be liable for any act or omission hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving such member’s bad faith, gross negligence or fraud, for anything done or omitted to be done by such member. The Company will fully indemnify and hold each member of the Committee harmless from any liability hereunder, except in circumstances involving such member’s bad faith, gross negligence or fraud. The Company or the Committee may consult with legal counsel, who may be counsel for the Company, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable to any participant or otherwise with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

(d) Amendment or Termination. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however that any such amendment, suspension or termination may not, without the Participant’s consent, adversely affect any incentive awards previously made prior to the effective date of such amendment, suspension or termination. Unless otherwise determined by the Board, an amendment that requires stockholder approval in order to comply with Section 162(m) of the Code, or any other law, regulation or stock exchange requirement, shall not be effective unless approved by the requisite vote of the shareholders.

(e) Expenses. The Company will bear all expenses incurred by it in administering this Plan.

(f) Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan any Federal, state or local taxes required by law to be withheld with respect to such payments. To the extent the Company shall be required, prior to the date on which any payments are otherwise to be made under this Plan, to withhold any taxes in connection with any incentive awards made under this Plan, each Participant agrees that the Company shall have the right to withhold such taxes from the Participant’s base salary, or the Company shall otherwise have the right to require the Participant to make a payment to the Company at the time such withholding taxes are due equal to such required amount.

(g) No Obligation. Subject to Section 8(d) hereof, neither this Plan nor any awards made hereunder shall create any obligation on the part of the Company or any Subsidiaries to continue this Plan. Neither this Plan nor any award made pursuant to this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor shall there be a limitation in any way on the right of the Company or any of its Subsidiaries to terminate such participant’s employment at any time for any reason whatsoever.

(h) No Assignment. No right or interest of any Participant in this Plan shall be assignable or transferable, and no right or interest of any Participant hereunder shall be subject to any lien, obligation or liability of such Participant.

(i) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action outside of this Plan which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(j) Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and the term “Company,” wherever used in this Plan, shall include any such corporation or organization after such succession.

(k) Governing Law. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

(l) Effective Date; Term of Plan. This Plan will be effective as of the date of approval of this Plan by the Company’s stockholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 8(d), until the date of the Company’s annual meeting of its stockholders occurring in the fifth calendar year following the year that includes the Effective Date. The Plan and any incentive awards granted hereunder shall be null and void if stockholder approval of the Plan is not obtained.

IN WITNESS WHEREOF, the undersigned duly authorized member of Board of Directors of Taylor Capital Group, Inc. has caused the foregoing 2007 Incentive Bonus Plan to be executed this 26th day of April, 2007.

/s/ Bruce W. Taylor
On behalf of the Board of Directors as Aforesaid

EXHIBIT A

Taylor Capital Group, Inc.: Definition of Change in Control

“Change In Control” shall mean any of the following:

(1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Taylor Family or an Employee Stock Ownership Plan established by the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company having a combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family; or

(2) the majority of the members of the Company’s Board of Directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company immediately prior to such appointment or election; or

(3) any reorganization, merger or consolidation (a “Reorganization”) involving the Company or the Bank unless at least 50% of the then outstanding shares of common stock of the surviving corporation is held by persons who are shareholders of the Company or the Bank, respectively, immediately prior to such Reorganization in substantially the same proportions as their ownership immediately prior to such Reorganization; or

(4) consummation of (i) a “going private” transaction of the Company within the meaning of Section 13(e) of the Exchange Act, or (ii) the sale or other disposition of all or substantially all of the assets of either the Company or the Bank, or (iii) the sale or other disposition of securities representing more than 70% of the voting power of the Bank; or

(5) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company under Section 275 of the Delaware General Corporation Law or any successor statute.

However, a Change in Control shall not occur under Paragraphs (2), (3) or (4) if the Taylor Family continues to be the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding securities of the Company (or of the Bank for a Change in Control under Subparagraphs (3), (4)(ii), or 4 (iii) involving the Bank), and no other person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company (or the Bank for a Change in Control under Subparagraphs (3), (4)(ii) or 4(iii) involving the Bank) having combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family.

For purposes of this definition of Change in Control, the Taylor Family means (i) Iris Taylor and the Estate of Sidney J. Taylor, (ii) a descendant (or a spouse of a descendant) of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled directly or indirectly by one or more individuals or entities described in (i), (ii), or (iii) above.

For purposes of this definition of Change in Control the Company means Taylor Capital Group, Inc. or any successor entity, and the Bank means Cole Taylor Bank or any successor entity.

For purposes of this definition of Change in Control, Employee Stock Ownership Plan means a retirement plan that is qualified under Section 401(a) of the Internal Revenue Code and is sponsored by the Company (or a member of its controlled group, as determined under Section 414(b) of the Internal Revenue Code).

The term “Exchange Act” means the Securities Exchange Act of 1934. The terms “beneficial owner” and “beneficially owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

The term “outstanding securities” when used in the context of the “combined voting power of the Company’s then outstanding securities” shall mean only the common stock of the Company and securities convertible into such common stock.

[FRONT SIDE OF PROXY CARD]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY

ROSEMONT, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the common stock of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated May 3, 2007, hereby constitutes and appoints Bruce W. Taylor and Robin VanCastle, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Corporation held of record by the undersigned on April 19, 2007, at the Annual Meeting of Stockholders to be held at 9:00 a.m., central time, on Thursday, June 7, 2007, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the director nominees listed in Proposal 1 and for Proposal 2, and, if other business is presented at the meeting, in accordance with the best judgment of the Proxies on those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE PAID ENVELOPE.

(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD]

The Board of Directors recommends or vote FOR the following Proposals:

1. ELECTION OF TEN (10) DIRECTORS FOR A ONE YEAR TERM.

	For	Withhold
01 – Bruce W. Taylor	☐	☐
02 – Ronald L. Bliwas	☐	☐
03 – Ronald D. Emanuel	☐	☐
04 – Edward McGowan	☐	☐
05 – Louise O’Sullivan	☐	☐
06 – Melvin E. Pearl	☐	☐
07 – Shepherd G. Pryor, IV	☐	☐
08 – Jeffrey W. Taylor	☐	☐
09 – Richard W. Tinberg	☐	☐
10 – Mark L. Yeager	☐	☐

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the Proxies will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

2. Proposal to approve the Taylor Capital Group, Inc. 2007 Incentive Bonus Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Dated:                     , 2007

Signature(s)

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.